UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2009

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Mr. Thomas F. Frist, III has accepted an invitation to be a director of SAIC, Inc., effective on September 23, 2009, to fill a vacancy on the Board of Directors.

Mr. Frist is a principal of Frist Capital L.L.C., a private investment vehicle for Mr. Frist and certain related persons and has held such position since 1998. Prior to that, Mr. Frist co-managed FS Partners, L.L.C. and worked at Rainwater, Inc. in Fort Worth, Texas and in New York. Mr. Frist has served on the Board of Directors of HCA, Inc. since 2006. From 1999 to 2006, Mr. Frist served on the board of Triad Hospitals, Inc.

As a director, Mr. Frist will be entitled to receive the standard remuneration provided to the company’s non-management directors, including (i) an annual cash retainer of $50,000, (ii) fees of $2,000 for each meeting of the Board that he attends and for each meeting of any committee of which he is a member that he attends, and (iii) an annual grant of equity awards valued at approximately $150,000, two-thirds in the form of restricted stock and one-third in the form of stock options. Mr. Frist has not yet been appointed to any committees of the Board of Directors. There are no related party transactions between Mr. Frist and the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: September 29, 2009	By:	/S/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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